AMERICAN ARBITRATION ASSOCIATION

Shumate Machine Works, Inc.,                     §

Claimant,                                                       §

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vs.                                                                 § CASE No. 70 489 562 11

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                                                                      §

American International Industries, Inc.,         § Respondent.                                                  §

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

1.0 PARTIES: This Mutual Release and Settlement Agreement (the "Agreement") is between HII Technologies, Inc. ("HIIT"), Shumate Machine Works, Inc. ("Shumate"), and American International Industries, Inc. ("All").

2.0 FACTS:

2.1 On August 29, 2008, Shumate and All entered into an Asset Purchase Agreement;

2.2 The sale under the Asset Purchase Agreement closed on October 7, 2008, at which time certain assets were transferred to All and All assumed certain liabilities as stated in the Liability Undertaking, dated October 7, 2008;

2.3 Shumate has given notice to All contending that All did not assume a payment plan on a past due tax liability owed by Shumate (the “Tax Liability”), and Shumate claims that payment is still outstanding in the sum of approximately $167,000.00, including interest and penalties, on the Tax Liability;

2.4 All denies that the amount of the Tax Liability is approximately $167,000;

2.5 Shumate has instituted this arbitration proceeding to recover potential losses incurred in connection with the Tax Liability, plus attorney's fees and costs, as more particularly described in the arbitration claim filed by Shumate in this proceeding; and

2.6 HIlT, Shumate, and All desire to settle all claims.

3.0 RELEASE AND SETTLEMENT: In consideration for the agreements and compromises set forth herein, HIlT, Shumate, and All agree as follows:

3.1 At the closing, HIlT shall convey to All's designee 100% of all outstanding capital stock of Shumate. HIlT shall also deliver all original stock certificates and any and all documents including any required stock powers which would be necessary to transfer ownership of the stock to All's designee. HIlT shall also deliver resignations of all directors and officers properly executed by the appropriate party. The transfer of stock shall be without any warranty by HIlT except for warranty of title.

3.2 At the closing, All shall pay the sum of $40,000.00 to HIlT, which shall be payable as follows:

       a.  $20,000.00 cash, payable at closing; and

b. $20,000.00 shall be paid by the execution of a promissory note (in the form attached as Exhibit A) which shall bear interest at the rate of four percent (4%) per annum, and shall be paid in equal monthly installments of $1,000.00 each with the first installment due on the 30th day following the closing, and a payment of $1,000.00 shall be due and payable on the same day of each month thereafter until paid in full. The note shall be personally guaranteed by Daniel Dror.

3.3  At the closing, All shall transfer, sell, and assign 296,000 shares of common stock in HIlT, represented by stock certificate No. _ (a copy of which is attached for reference to this Agreement, as Exhibit B), to counsel for Claimant, Indeglia & Carney, or its designee. The certificate shall be delivered to Indeglia &Carney (or its designee) duly endorsed or delivered with blank stock powers appropriately executed, and in either case signature medallion guaranteed. All shall also deliver any and all other documents as shall be necessary to transfer ownership of the stock.

3.4 All shall indemnify and hold harmless any past or present officers and/or directors of Shumate from payment of the Tax Liability, pursuant to an indemnity agreement in the form attached hereto as Exhibit C.

3.5 The parties shall dismiss the arbitration proceeding with prejudice.

3.6 The closing shall occur on or before July 2, 2012.

3.7 Except for the obligations stated in this Agreement, effective upon the closing, HIlT and Shumate, on behalf of their assigns, successors, predecessors, officers, directors, stockholders, agents and attorneys, release and discharge All, its successors, predecessors, officers, directors, stockholders, agents and attorneys from all claims, demands and causes of action, existing or accrued as of this Agreement, which are connected or related to the matters described in Paragraph 2 of this Agreement.

3.8 Except for the obligations stated in this Agreement, effective upon the closing, All on behalf of its assigns, successors, predecessors, officers, directors, stockholders, agents and attorneys, releases and discharges HIlT and Shumate, its assigns, successors, predecessors, officers, directors, stockholders, agents and attorneys from all claims, demands and causes of action, existing or accrued as of the date of this Agreement. which are connected or related to the matters described in Paragraph 2 of this Agreement.

4.0 WARRANTIES AND REPRESENTATIONS OF BOTH PARTIES. The undersigned parties expressly warrant and represent that they have not assigned, pledged, or otherwise conveyed, either by instrument in writing or otherwise, any right title or interest in any claims, demands, actions or causes of action which they have or may ever have in the matters described above.

5.0 MISCELLANEOUS.

5.1 Denial of Liability. Each of the undersigned parties expressly acknowledges the other still denies any legal liability on its part of the matters described above; that the consideration for this Mutual Release is given to buy peace, compromise disputed claims and avoid litigation, and nothing stated in this Mutual Release shall be construed as an admission of liability.

5.2 Modification. No modification or amendment of this Agreement shall be effect unless such modification or amendment is in writing and signed by all parties hereto.

5.3 Interpretation. The interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of StateplaceTexas. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any general shall be applicable to all genders.

5.4 Dispute Resolution. Any and all disputes between any of the parties concerning any of the provisions of this Agreement or the rights, duties, and obligations hereunder shall be exclusively resolved in an action or proceeding brought in Harris County, Texas. The Parties hereby waive all objections and irrevocably consent to the jurisdiction and venue of any state or federal court sitting in Harris County, Texas. Each party waives the right to a jury trial. The prevailing party in any proceeding instituted to resolve any dispute between any of the Parties arising out of or relating to this Agreement shall be entitled, in addition to any award rendered, to all reasonable attorneys' fees, costs, and expenses incurred in connection with any such proceeding.

5.5 Entire Agreement. This Agreement and the documents contemplated hereby and executed in connection herewith constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations, and discussion, whether oral or written. There are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein.

5.6 Execution in Counterparts. This Agreement may be executed in several counterparts. each of which shall be considered to be an original or total copy of the Agreement. The Agreement shall become effective only upon its execution by all Parties hereto. A facsimile or "PDF" copy of said signatures of all of the Parties will be sufficient to make this Agreement binding on all Parties.

5.7 Additional Documents. The parties agree to execute all further and additional documents and to take such other acts necessary under the circumstances to accomplish the purposes set forth in this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned parties have executed this agreement on the subscribed dates.

HII TECHNOLOGIES, INC.

     By: /s/Matthew Flemming______

     CEO______________________

SHUMATE MACHINE WORKS, INC.

By: /s/Matthew Flemming _______ CEO______________________

AMERICAN INTERNATIONAL INDUSTRIES, INC.

By: /s/Daniel Dror ________________

CEO___________________________

THE STATE OF TEXAS                                 §

§ COUNTY OF HARRIS                                    §

BEFORE ME, THE UNDERSIGNED NOTARY PUBLIC, personally appeared _________ as of HII Technologies, Inc. who acknowledged to me that he executed the same for the purposes and consideration thereill expressed.

SUBSCRIBED BEFORE ME, this __day of ________, 2012.

/s/_________________________________

Notary Public, for the State of StateplaceTexas

                                                    Printed Name of Notary

        My Commission Expires: ____

THE STATE OF TEXAS                                 §

§ COUNTY OF HARRIS                                    §

BEFORE ME, THE UNDERSIGNED NOTARY PUBLIC, personally appeared _________ as of Shumate Machine Works, Inc. who acknowledged to me that he executed the same for the purposes and consideration therein expressed.

SUBSCRIBED BEFORE ME, this __day of ________, 2012.

/s/_________________________________

Notary Public, for the State of StateplaceTexas

                                                   Printed Name of Notary

                                                   My Commission Expires: ____

THE STATE OF TEXAS                                 §

§ COUNTY OF HARRIS                                    §

BEFORE ME, THE UNDERSIGNED NOTARY PUBLIC, personally appeared _________ as of Shumate Machine Works, Inc. who acknowledged to me that he executed the same for the purposes and consideration therein expressed.

SUBSCRIBED BEFORE ME, this __day of ________, 2012.

/s/_________________________________

Notary Public, for the State of StateplaceTexas

                                                   Printed Name of Notary

                                                   My Commission Expires: ____